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EXHIBIT NO. 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 6, 1997, accompanying the financial statements of Dry Dairy International, Inc., included in its annual report on Form 10-KSB for the fiscal year ended December 31, 1996, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ JONES, JENSEN & COMPANY

50 Main Street, Suite 1450
Salt Lake City, UT  84144
July 21, 1997